UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report: May 22, 2024

(Date of earliest event reported)

STEVEN MADDEN, LTD.

(Exact name of registrant as specified in its charter)

Delaware	000-23702	13-3588231
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

52-16 Barnett Avenue, Long Island City, New York	11104
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (718) 446-1800

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, par value $0.0001 per share	SHOO	The NASDAQ Stock Market LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02.	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On May 22, 2024, Steven Madden, Ltd. (the “Company”) held the Company’s 2024 Annual Meeting of the Stockholders (the “Annual Meeting”). At the Annual Meeting, upon the recommendation of the Board of Directors of the Company, the stockholders of the Company approved amendments to the Steven Madden, Ltd. 2019 Incentive Compensation Plan (the “Plan”) to increase the authorized number of shares under the Plan. As amended, the Plan provides that up to a total of 19,000,000 shares of the Company’s common stock may be issued thereunder. The Plan authorizes the grant to the Company’s eligible employees, including the Company’s officers (who may include one or more of the Company’s named executive officers), consultants, non-employee directors, and prospective employees and consultants of stock options, stock appreciation rights, shares of restricted stock, restricted stock units, performance shares, other stock-based awards, and performance-based cash awards. The Company cannot currently determine the benefits, if any, to be paid under the Plan in the future to any person eligible to receive awards. The Plan is described in detail in the Company’s proxy statement relating to the Annual Meeting filed with the Securities and Exchange Commission on April 10, 2024 (the “Proxy Statement”).

The foregoing description of the Plan does not purport to be complete and is qualified in its entirety by reference to the full text of the Plan, a copy of which is filed as Exhibit 10.1 to this Current Report on Form 8-K and incorporated herein by reference.

Item 5.03.	Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year.

On May 22, 2024, upon the recommendation of the Board of Directors of the Company, the stockholders of the Company approved the Amended and Restated Certificate of Incorporation of the Company (the “Certificate Amendment”) to allow for the exculpation of certain of the Company’s officers and to include other minor, non-substantive revisions to the Company’s certificate of incorporation, principally the integration of prior amendments into the certificate of incorporation, as well as technical and conforming changes and modernizing updates. The Certificate Amendment is described in detail in the Proxy Statement. The Certificate Amendment became effective upon filing with the Delaware Secretary of State on May 23, 2024.

The foregoing description of the Certificate Amendment does not purport to be complete and is qualified in its entirety by reference to the full text of the Certificate Amendment, a copy of which is filed as Exhibit 3.1 to this Current Report on Form 8-K and incorporated herein by reference.

Item 5.07.	Submission of Matters to a Vote of Security Holders.

The Company held the Annual Meeting on May 22, 2024. At the Annual Meeting, the stockholders of the Company voted on the following proposals:

Proposal Number 1. To elect the eleven nominees named in the Proxy Statement to the Board of Directors of the Company to serve as directors until the next annual meeting of the Company’s stockholders and until their successors are duly elected and qualified. Each nominee for director was elected by a vote of the stockholders as follows:

Nominee	Votes For	Votes Withheld	Broker Non-Votes
Edward R. Rosenfeld	67,895,848	1,201,934	1,401,337
Peter A. Davis	66,505,889	2,591,893	1,401,337
Al Ferrara	68,796,160	301,622	1,401,337
Mitchell S. Klipper	68,392,748	705,034	1,401,337
Maria Teresa Kumar	68,385,545	712,237	1,401,337
Rose Peabody Lynch	66,342,569	2,755,213	1,401,337
Peter Migliorini	63,695,803	5,401,979	1,401,337
Arian Simone Reed	68,801,823	295,959	1,401,337
Ravi Sachdev	67,696,245	1,401,537	1,401,337
Robert Smith	66,334,607	2,763,175	1,401,337
Amelia Newton Varela	67,764,153	1,333,629	1,401,337

Proposal Number 2. To ratify the appointment of Ernst & Young LLP as the Company’s independent registered public accounting firm for the fiscal year ending December 31, 2024. The proposal was approved by a vote of stockholders as follows:

Votes For	Votes Against	Abstentions	Broker Non-Votes
70,262,654	217,932	18,533	0

Proposal Number 3. To approve, on a non-binding advisory basis, the compensation of the Company’s named executive officers as disclosed in the Proxy Statement. The proposal was approved by a vote of stockholders as follows:

Votes For	Votes Against	Abstentions	Broker Non-Votes
64,418,486	4,265,971	413,325	1,401,337

Proposal Number 4. To approve the adoption of the Certificate Amendment to incorporate new Delaware law provisions regarding officer exculpation and to integrate prior amendments. The proposal was approved by a vote of stockholders as follows:

Votes For	Votes Against	Abstentions	Broker Non-Votes
65,567,700	3,120,915	409,167	1,401,337

Proposal Number 5. To approve the amendments to the Plan. The proposal was approved by a vote of stockholders as follows:

Votes For	Votes Against	Abstentions	Broker Non-Votes
59,684,634	8,999,654	413,494	1,401,337

Item 9.01	Financial Statements and Exhibits.

(d) Exhibits.

Exhibit No.	Description

3.1	Amended and Restated Certificate of Incorporation of Steven Madden, Ltd., dated May 23, 2024.

10.1	Steven Madden, Ltd. 2019 Incentive Compensation Plan as amended May 22, 2024.

104	Cover Page Interactive Data File (formatted as Inline XBRL).

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: May 28, 2024

STEVEN MADDEN, LTD.

By:	/s/ Edward Rosenfeld
Edward Rosenfeld
Chief Executive Officer